UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2003

SANDALWOOD LODGING INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-31462	01-0690557
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11790 Glen Road, Potomac, Maryland	20854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 817-7263

NOT APPLICABLE

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 4. Changes in Registrant’s Certifying Accountant

(a)	Previous Principal Independent Accountants and Auditors.

(i) On October 23, 2003, the Board of Directors of Registrant approved a resolution authorizing the dismissal of KPMG LLP (“KPMG”) as of the close of business on that date. KPMG had been engaged as the Registrant’s principal accountants since the year of Registrant’s formation, 2002.

(ii) The audit report of KPMG on the Registrant’s balance sheet as of December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The decision to change accountants was approved by the Board of Directors of the Registrant.

(iv) In connection with the audit of the balance sheet as of December 31, 2002 and the subsequent interim periods through October 23, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

(b)	New Principal Independent Accountants and Auditors.

On October 23, 2003, the Registrant engaged Deloitte & Touche as the Registrant’s certifying accountants for the fiscal year ending December 31, 2003. The Registrant has not consulted with Deloitte & Touche since Registrant’s formation nor during any subsequent interim period prior to its appointment as auditor for the fiscal year 2003 audit regarding:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements; or

(ii) any matter that was either the subject of a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with their reports or a “reportable event.”

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibit 16. The required letter, dated October 29, 2003, from KPMG, LLP, addressed to the Securities and Exchange Commission, with respect to the above statements made by the Registrant is attached hereto as Exhibit 16 and incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit Title
16	Letter, dated October 29, 2003, from KPMG LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDALWOOD LODGING INVESTMENT CORPORATION Dated: October 29, 2003

By:	/s/ Douglas H.S. Greene

Douglas H.S. Greene Vice Chairman, Managing Director, Chief Investment Officer and Treasurer

Exhibit Index on Page 3

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